EXHIBIT 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of RCN Corporation on Form S-4 of our report dated June 30, 1997, on our audits of the consolidated financial statements of RCN Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in RCN Corporation's Registration Statement on Form S-4. We also consent to the reference to our Firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania 19103
November 25, 1997